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                                                              Exhibit No. 10.243
                               January 23, 2002



Preferred Equities Corporation
MEGO Financial Corp.
4310 Paradise Road
Las Vegas, Nevada 89109
Attention: Ms. Carol Sullivan

Dear Ms. Sullivan:

     Reference is made to the provisions of that certain Side Letter between FINOVA Capital Corporation ("Lender") and Preferred Equities Corporation ("Borrower"), dated January 3, 2002 (the "January Side Letter"), wherein, among other things, and in consideration of the agreements set forth therein, the Borrower agreed to pay to Lender an Extension Fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000), payable in weekly installments of Twenty Five Thousand Dollars ($25,000) each, on the last Business Day of each week commencing December 28, 2001.

     Following the preparation and execution of the January Side Letter, the Borrower expressed an interest in making an offer to purchase from Lender the Great Vacations Resort of Hershey presently owned by Lender. In consideration of the Borrower's agreement to make a good faith offer to purchase the Great Vacations Resort of Hershey from Lender, Lender agrees that the Extension Fee shall be due and payable in its entirety on February 28, 2002, rather than in weekly installments as contemplated in the January Side Letter. The Extension Fee may be withheld from the proceeds of any loan advance made by Lender to Borrower. In addition, the Extension Fee will not accrue interest until due. However, if the Extension Fee is not paid in its entirety when due, the entire amount of such fee shall accrue interest at the Overdue Rate referenced in the January Side Letter.

     This Side Letter may be executed in counterparts, each of which when taken together shall constitute one and the same instrument, notwithstanding the fact that all parties have not signed the same counterpart. In addition, this Side Letter may be executed by facsimile and such facsimile signatures shall be deemed original signatures for all purposes.
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Preferred Equities Corporation
January 23, 2002
Page 2


     In the event the foregoing represents an accurate statement of the agreements that have been reached, please sign and return a copy of this Side Letter to the undersigned.

                                             Sincerely yours,

                                             FINOVA CAPITAL CORPORATION, a
                                             Delaware corporation

                                             By:  /s/ ROGER SCHROEDER
                                                 ---------------------
                                             Name:  Roger Schroeder
                                             Title: VP


Accepted this 28 day of January, 2002

BORROWER

PREFERRED EQUITIES CORPORATION, a
Nevada corporation



By:  /s/ CAROL W. SULLIVAN
    ----------------------
  Name:  Carol W. Sullivan
  Title: Sr. Vice President


Acknowledged this 28 day of January, 2002 by
                  --
the following Guarantor:

MEGO FINANICAL CORP., a New York
corporation



By:  /s/ FLOYD B KEPHART
    ----------------------
  Name:  Floyd W. Kephart
  Title: Chairman & CEO